Exhibit 5.1

Akerman LLP 201 East Las Olas Boulevard Suite 1800 Fort Lauderdale, FL 33301 T: 954 463 2700 F: 954 463 2224

June 11, 2025

Karat Packaging Inc.

6185 Kimball Avenue

Chino, California

Re:	Registration Statement on Form S-3, Registration No. 333-286011

Ladies and Gentlemen:

This opinion is being furnished in connection with the transactions contemplated by the Registration Statement on Form S-3 (File No. 333-286011) (the “Registration Statement”) of Karat Packaging Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 21, 2025 which became effective with the Commission on March 28, 2025 in connection with the registration under the Securities Act of the resale by certain stockholders of the Company (the “Selling Stockholders”) of 1,725,000 shares (including up to 225,000 additional shares issuable upon the exercise of an option granted to the underwriters by the Selling Stockholders) of the Company’s common stock, $0.001 par value per share (the “Shares”). We have been advised by you that the Shares are to be sold as described in the Registration Statement, the Base Prospectus, dated March 28, 2025, the Preliminary Prospectus Supplement, dated June 10, 2025, and the Final Prospectus Supplement, dated June 10, 2025 (collectively, the “Prospectus”), and the Underwriting Agreement (the “Underwriting Agreement”), dated as of June 10, 2025, by and among the Company, the Selling Stockholders and BofA Securities, Inc. and William Blair & Company, L.L.C., as the underwriters. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Underwriting Agreement and such documents, records, certificates, and other instruments as we have deemed necessary. In such examination we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) all Shares will be offered and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, we are of the opinion that the Shares offered by the Selling Stockholders in accordance with the Underwriting Agreement were validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other law or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares were re-sold in compliance with all applicable state securities or blue sky laws.

We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is furnished in connection with the transactions contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman LLP
AKERMAN LLP

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